OPTION AGREEMENT

     THIS AGREEMENT is made and entered into as of the 30th day of June, 1994, by and between SHOP AT HOME, INC. (the "Company"), a Tennessee corporation, and HARRIS L. BAGLEY ("Consultant");

     WHEREAS, the Company engages in the business of retail sales of merchandise by sales presentations broadcast directly to potential customers by cable and satellite television transmissions commonly known as the "shop at home business";

     WHEREAS, Company employs Consultant as a television and cable system advisor and wishes to provide a mechanism to reward Consultant for his continued service;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. STOCK OPTIONS. The Company will grant to consultant a non-qualified (as defined by the Internal Revenue Code) option to purchase up to 50,000 shares of the Company's Common Stock, $.0025 par value, at an exercise price of $1.00 per share, expiring five (5) years from the date of vesting. Pursuant to this Section, options to purchase 10,000 shares shall vest immediately upon execution of this Agreement, and thereafter options to purchase 10,000 shares shall vest on January 1 of each year commencing on January 1, 1995, and continuing until all options shall have vested. Such options shall be in the form of Exhibit A hereto.

     In the event Consultant resigns or otherwise ceases to serve as a consultant to the Company, or the Company terminates Consultant for "cause" as defined herein, all of Consultant's rights with respect to options not yet vested shall terminate. In the event the Company terminates Consultant for any other reason, Consultant shall retain his rights solely with respect to those options that would vest on January 1 following the date of termination and such rights shall immediately terminate if Consultant separately, jointly or in association with others, directly or indirectly, as an agent, employee, owner, partner, stockholder, or otherwise, establishes, engages in, or becomes interested in any business similar to the business being conducted by Employer.

     2.   DEFINITIONS.   For purposes of this Agreement the following terms
shall have the meanings specified below:

          2.1 "Cause" - (a) Consultant commits an act of dishonesty, embezzlement or fraud against the Company or any other party.

          (b) Consultant fails to use his best efforts on behalf of the Company, or conducts himself in a manner substantially detrimental to the Company.

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          (c)  Consultant   is   convicted   of   a  misdemeanor  involving
dishonesty, breach of trust or moral turpitude, or is convicted of any felony.

          (d)  Consultant engages in the illegal usage of any drug.

          (e) Any state or federal regulatory agency or court of competent jurisdiction issues an order requiring the Consultant's removal from any duties or responsibilities for the Company.

          (f) Consultant dies or is unable, due to illness, accident or any other physical or mental incapacity, to perform the duties provided for herein for an aggregate of 90 days within any period of 240 consecutive days.

     3.   MISCELLANEOUS.

          3.1  LEGEND ON CERTIFICATE.   Each  certificate evidencing any of
the shares required by Consultant pursuant to the Option shall be endorsed as follows:

               The shares evidenced by this certificate have not been registered under the Securities Act of 1993, as amended, or under the securities laws of any state. The shares may not be sold, transferred, pledged or hypothecated in the absence of any effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification, as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the Corporation that such registration or qualification is not required.

          3.2 HOLD HARMLESS. Consultant and the Company covenant and agree that they will indemnify and hold harmless the other from (i) any and all losses, damages, liabilities, expenses or claims resulting from or arising out of any nonfulfillment by the defaulting party of any material provision of this Agreement, and (ii) any and all losses or damages resulting from the defaulting party's malfeasance or gross negligence.

     4. CONTRACT NONASSIGNABLE. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Consultant, and agree that this Agreement may not be assigned or transferred by Consultant, in whole or in part, without the prior written consent of the Company. This Agreement shall be binding and shall inure to the benefit of the Company and its successors and assigns.

     5. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class, certified mail, postage prepaid:

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                         To Company:

                         Shop At Home, Inc.
                         5210 Schubert Road
                         P.O. Box 12600
                         Knoxville, Tennessee  37912

                         To Consultant:

                         Harris L. Bagley
                         100 Parkway Drive
                         Rome, Georgia  30161

     6. AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto.

     7. NO EMPLOYMENT AGREEMENT. The parties acknowledge that Consultant is an "independent contractor," and that pursuant to the parties agreement, his service as a consultant may be terminated at any time by the Company without penalty. This Agreement is not, and is not intended by the parties to be, an agreement for the continued employment of the Consultant by the Company.

     8.   EXECUTION IN COUNTERPARTS.    This  Agreement  may be executed in
two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     9. HEADINGS. The headings set out in this Agreement are for convenience of reference and shall not be deemed a part of this Agreement and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   COMPANY:

                                   SHOP AT HOME, INC.


                                   By:  /S/ KENT E. LILLIE
                                        Kent E. Lillie
                                        President and
                                        Chief Executive Officer


                                   CONSULTANT:


                                        /S/ HARRIS L. BAGLEY
                                        Harris L. Bagley

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                             EXHIBIT A

     THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A
     TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

                        SHOP AT HOME, INC.
              1994 $1.00 COMMON STOCK PURCHASE OPTION

                             NUMBER 1

     1. GENERAL PROVISIONS. Shop At Home, Inc., a Tennessee corporation (herein called the "Corporation"), for value received, and other good and valuable consideration, receipt of which is hereby acknowledged, hereby certifies that HARRIS L. BAGLEY, or his registered assigns (herein called the "Option Holder") is entitled to purchase shares of the fully paid and voting nonassessable Common Stock, $.0025 par value per share, of the Corporation (such number and character of such shares being subject to adjustment as provided in paragraph 4 below), at Exercise Price Per Share set forth herein by surrendering this Option with the Subscription Form attached hereto as EXHIBIT 1 duly executed, at the offices of the Corporation, and by paying in full the Exercise Price Per Share for the number of shares of Common Stock as to which this Option is exercised. No fractional shares shall be issued hereunder, and instead, any fractional shares created by exercise hereunder shall be purchased by the Corporation at the rate of the Exercise Price Per Share then in effect.

     2. EXERCISE PERIOD. This Option may be exercised by the Option Holder at any time after the earlier of: (i) the second anniversary of the issuance of this Option; (ii) the date of issuance of notice by the Corporation of its intent to offer its Common Stock to the public in a public offering registered with the Securities and Exchange Commission; or
(iii) the date of issuance of notice by the Corporation to its shareholders of its intent (w) to sell, lease or otherwise transfer all or substantially all of the assets of the Corporation, or (x) to engage in any consolidation of the Corporation with, or a merger of the Corporation into, any other corporation (that is not an affiliated entity), or (y) a distribution by the Corporation of its assets with respect to its Common Stock as a liquidating or partial liquidating dividend, or (z) the happening of any other similar event affecting the Common Stock. This Option shall expire and all rights hereunder shall cease on the earlier of the date that is thirty (30) days after termination of Consultant's relationship with the Corporation or January 1, 1999.

     3.   NUMBER OF SHARES COVERED BY OPTION; EXERCISE PRICE.    The number
of shares of the Corporation's Common Stock, $.0025 par value per share, for which this Option may be exercised shall be

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10,000 voting, common shares, subject to adjustment as provided in paragraph
4 below, which may be purchased as a whole  at any time or in part from time
to time subject to paragraph 4 within the time limit herein specified.   The
price per share for the shares purchased upon exercise of this Option shall be $1.00 per share, subject to adjustment as provided in paragraph 5 below (the "Exercise Price Per Share").

     4. ADJUSTMENTS IN NUMBER OF SHARES AND EXERCISE PRICE. If at any time after this Option is granted, the Corporation shall declare or pay a dividend or dividends payable in shares of its Common Stock (or any security convertible into or granting rights to purchase shares or such Common Stock) or split the then outstanding shares of its Common Stock into a greater number of shares, the number of shares of Common Stock which may be purchased upon the exercise of this Option in effect at the time of taking of a record for such dividend or at the time of such stock split shall be proportionately increased and the Exercise Price Per Share proportionately decreased as of such time; and conversely, if at any time the Corporation shall contract the number of outstanding shares of its Common Stock by combining such shares into a smaller number of shares, the number of shares which may be purchased upon the exercise of this Option at the time of such action shall be proportionately decreased and the Exercise Price Per Share proportionately increased as of such time. If the Corporation declares or pays a dividend or makes a distribution on shares of its Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the Option Holder, upon the exercise hereof, will be entitled to receive the number of shares of Common Stock to be received upon exercise of this Option determined as stated above and, in addition and without further payment, the cash, stock or other securities and other property which the Option Holder would have received by way of dividends and distributions (otherwise than out of such earnings or surplus) as if the Option Holder (i) has exercised this Option immediately prior to the declaration of such dividend or the making of such distribution so as to be entitled thereto, and (ii) had retained all dividends in stock or securities payable in respect of such Common Stock or in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend.

     Appropriate and similar adjustment of the number of shares which may be purchased upon the exercise of this Option and of the Exercise Price Per Share shall also be made in the event of any other capital adjustment, recapitalization, reorganization, reclassification or any consolidation of the Corporation with, or a merger of the Corporation into, any other corporation, or a sale, lease or other transfer of all or substantially all of the assets of the Corporation, or a distribution by the Corporation of its

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

assets with respect to its Common Stock as a liquidating or partial liquidating dividend, or the happening of any similar event affecting the Common Stock. In any such event, the Option Holder shall have the right thereafter to exercise this Option for the acquisition of any kind and amount of shares of stock and other securities and property to which the Option Holder would have been entitled if the Option Holder had purchased Common Stock of the Corporation by the full exercise of this Option immediately prior to such capital adjustment, recapitalization, reorganization, reclassification, consolidation, merger, sale, lease, transfer, distribution or other similar event and the Corporation shall make lawful provision therefor as a part of such event. The Corporation shall not effect any such consolidation, merger, sale, lease or similar transfer involving another corporation unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Corporation has been consolidated, merger, sold, leased or otherwise transferred shall assume by written instrument the obligation to deliver to the Option Holder such shares of stock, securities, cash or property as in accordance with the foregoing provisions of the Option Holder shall be entitled to receive.

     5. RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available a number of its authorized but unissued shares of its Common Stock sufficient to permit the exercise in full of this Option.

     6. SALE OF OPTION OR SHARES. This Option is not transferable or assignable except by will or by the applicable laws of descent and distribution, and it may be exercised during the Option Holder's lifetime only by him. The shares to be issued hereunder have not been registered under the Securities Act, or under the securities laws of any state, and such shares to be issued hereunder, when issued, may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for this Option, or the shares to be issued hereunder, as the case may be, under the Securities Act, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the Corporation that such registration or qualification is not required. The certificate or certificates evidencing all or any of the shares to be issued hereunder shall bear the following legend:

     The shares evidenced by this Certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares may not be sold, transferred, pledged or hypothecated in the absence of any effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the Corporation that such registration or qualification is not required.

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


     This Option shall be registered on the books of the Corporation, which shall be kept by it as its principal office for the purpose and shall be transferable only on said books by the registered owner hereof in person or by duly authorized attorney upon surrender of this Option properly endorsed, and only in compliance with the provision of the preceding paragraph. In case of the exercise hereof in part only, the Corporation will deliver the Option Holder a new Option of like tenor in the name of the Option Holder evidencing the right to purchase the number of shares as to which this Option has not been exercised.

     7. GOVERNING LAW. This Option is to be construed and enforced in accordance with and governed by the laws of the State of Tennessee.

     IN WITNESS WHEREOF, the Corporation has caused this Option to be issued in its corporate name by its duly appointed officer.

DATED:    June 30, 1994

                                   SHOP AT HOME, INC.


                                   By:
                                        Kent E. Lillie
                                        President and
                                        Chief Executive Officer

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                             EXHIBIT 1

     The undersigned optionee under that certain 1994 $1.00 Common Stock Purchase Option (Number 1) (the "Agreement"), hereby exercises the Option granted under the Agreement for the following number of shares of Common Stock, subject to the terms and conditions of the Agreement:

                    Number of shares purchased

                    Total purchased price        $
                    submitted herewith




                                   (Signature)




                                   (Date)

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